AVIS BUDGET GROUP REPORTS STRONG FIRST QUARTER 2018 RESULTS

PARSIPPANY, N.J., May 2, 2018 - Avis Budget Group, Inc. (NASDAQ: CAR) today reported results for its first quarter ended March 31, 2018.

•	Revenue grew 7% to a record $2.0 billion in the first quarter

•	Net loss improved by $20 million

•	Adjusted EBITDA improved by $29 million

•	Company reaffirms its projected full-year 2018 results

"The first quarter has our year starting on a very positive note with strong demand, higher underlying pricing in the Americas, improved utilization and lower per-unit fleet costs," said Larry De Shon, Avis Budget Group President and Chief Executive Officer. “With both pricing and fleet costs in the Americas having stabilized, the benefits of our strategic initiatives were clearly evident this quarter with year-over-year profitability improving significantly."

$ millions *	2018	2017	% change
Revenues	1,968	1,839	7%
Net loss	(87)	(107)	19%
Adjusted EBITDA	2	(27)	n/m
Per-unit fleet costs excluding exchange rate effects (in $'s)	286	297	(4%)
* Excluding per-unit fleet costs

Revenue growth in the quarter was driven by a 5% increase in total rental days, strong pricing in the Americas under our historical T&M per day metric and a 3% benefit from currency exchange. This strong revenue performance and a 4% reduction in local currency per-unit fleet costs led to Adjusted EBITDA improving by $29 million year-over-year. Net loss was $87 million, or $1.08 per diluted share and Adjusted net loss improved to $60 million, or $0.74 per share.

Business Segment Discussion

Americas

$ millions *	2018	2017	% change
Revenues	1,348	1,314	3%
Adjusted EBITDA	15	(20)	n/m
Per-unit fleet costs excluding exchange rate effects (in $'s)	322	335	(4%)
* Excluding per-unit fleet costs

Revenue growth in the quarter was driven by a 3% increase in volume. Revenue per day was unchanged and increased 2% under our historical T&M per day metric. This revenue performance together with 4% lower per-unit fleet costs and a 120 basis point improvement in utilization resulted in Adjusted EBITDA increasing significantly to $15 million.

International

$ millions *	2018	2017	% change
Revenues	620	525	18%
Adjusted EBITDA	3	7	(57%)
Per-unit fleet costs excluding exchange rate effects (in $'s)	208	209	0%
* Excluding per-unit fleet costs

Revenue growth in the quarter was driven by 9% higher volume and a $61 million (12%) benefit from foreign currency, partially offset by 2% lower local currency revenue per day (up 1% under our historical T&M metric). The strong volume growth and a $4 million benefit from currency were offset by lower pricing, higher marketing investment and increased airport concession fees, resulting in Adjusted EBITDA of $3 million for the quarter.

Balance Sheet

The Company's corporate debt was approximately $3.6 billion at the end of the first quarter of 2018 and cash and cash equivalents totaled $544 million, compared to $3.6 billion of corporate debt and cash and cash equivalents of $611 million for the year ended December 31, 2017.

Other Items

Annual Stockholders Meeting - We have scheduled our 2018 Annual Meeting of Stockholders for May 23, 2018 in New York, NY. Stockholders of record as of the close of business on March 26, 2018 will be entitled to vote at the annual meeting.

Outlook
Our full-year 2018 outlook includes non-GAAP financial measures and excludes the effect of future changes in currency exchange rates. The Company believes that it is impracticable to provide a reconciliation to the most comparable GAAP measures due to the forward-looking nature of these forecasted Adjusted earnings metrics and the degree of uncertainty associated with forecasting the reconciling items and amounts. The Company further believes that providing estimates of the amounts that would be required to reconcile the forecasted adjusted measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors. The after-tax effect of reconciling items could be significant to the Company’s future quarterly or annual results.

The Company today reaffirmed its estimated full-year 2018 results as follows:

$ millions *	2018 Estimates
Revenues	$9,200 - $9,450
Adjusted EBITDA	$740 - $820
Adjusted pretax income	$330 - $410
Adjusted net income	$240 - $310
Adjusted diluted earnings per share	$2.90 - $3.75
Adjusted free cash flow	$325 - $375
* Excluding Adjusted diluted earnings per share.

Additional Guidance Details:

Americas

% change	vs prior year
Rental days	1.0% - 3.0%
Total revenue per day	0.0% - 2.0%
Per-unit fleet costs	(1.0%) - 1.0%
Total revenue per day and per-unit fleet costs exclude the effect of changes in currency exchange rates. Total revenue per day also reflects the effect of the newly adopted revenue recognition standard pertaining to customer loyalty programs.

International

% change	vs prior year
Rental days	5.0% - 7.0%
Total revenue per day	(2.0%) - 0.0%
Per-unit fleet costs	0.0% - 2.0%
Total revenue per day and per-unit fleet costs exclude the effect of changes in currency exchange rates.

Investor Conference Call
Avis Budget Group will host a conference call to discuss first quarter results and its outlook on May 3, 2018, at 8:30 a.m. (ET). Investors may access the call and supporting presentation materials at ir.avisbudgetgroup.com or by dialing (630) 395-0021 and providing the participant passcode 2995545. Investors are encouraged to dial in approximately 10 minutes prior to the call. A web replay will be available at ir.avisbudgetgroup.com following the call. A telephone replay will be available from 11:00 a.m. (ET) on May 3 until 10:00 p.m. (ET) on May 17 at (203) 369-0194.

About Avis Budget Group
Avis Budget Group, Inc. is a leading global provider of mobility solutions, both through its Avis and Budget brands, which have more than 11,000 rental locations in approximately 180 countries around the world, and through its Zipcar brand, which is the world’s leading car sharing network, with more than one million members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australasia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 31,000 employees and is headquartered in Parsippany, N.J. More information is available at www.avisbudgetgroup.com.

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are based upon then current assumptions and expectations and are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to our outlook, future results, future fleet costs, acquisition synergies, cost-saving initiatives and future share repurchases are also forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, the Company’s ability to promptly and effectively integrate acquired businesses, any change in economic conditions generally, particularly during our peak season or in key market segments, the high level of competition in the vehicle rental industry, a change in our fleet costs as a result of a change in the cost of new vehicles, manufacturer recalls and/or the value of used vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, the financial condition of the manufacturers that supply our rental vehicles, which could effect their ability to perform their obligations under our repurchase and/or guaranteed depreciation arrangements, any change in travel demand, including changes in airline passenger traffic, any occurrence or threat of terrorism, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our global operations, including the funding of our vehicle fleet via the asset-backed securities market, any changes to the cost or supply of fuel, any fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, our ability to meet the financial and other covenants contained in the agreements governing our indebtedness, risks associated with litigation, governmental or regulatory inquiries or investigations involving the Company, changes in tax or other regulations, changes to our share repurchase plans, risks related to acquisitions, and our ability to accurately estimate our future results and implement our strategy for cost savings and growth. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2017 included under headings such as “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other filings and furnishings made by the Company with the SEC from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Non-GAAP Financial Measures
This release includes financial measures such as Adjusted EBITDA and Adjusted free cash flow, as well as metrics that exclude certain items that are not considered generally accepted accounting principles (“GAAP”) measures as defined under SEC rules. Important information regarding such measures is contained on Table 1, Table 4,Table 5 and Appendix I of this release. The Company and its management believe that these non-GAAP measures are useful to investors in measuring the comparable results of the Company period-over-period. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted free cash flow, Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are net income (loss), net cash provided by operating activities, income(loss) before income taxes, net income (loss) and diluted earnings (loss) per share, respectively. Foreign currency translation effects on the Company’s results are quantified by translating the current period’s non-U.S.-dollar-denominated results using the currency exchange rates of the prior period of comparison plus any related gains and losses on currency hedges. Per-unit fleet costs, which represent vehicle depreciation, lease charges and gain or loss on vehicle sales, divided by average rental fleet, is calculated on a per-month basis.

Contacts
Media Contact:	Investor Contact:
Alice Pereira	Neal Goldner
(973) 496-3916	(973) 496-5086
PR@avisbudget.com	IR@avisbudget.com

# # #
Tables Follow

Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET
(In millions, except per share data)

	Three Months Ended March 31,
	2018	2017	% Change
Income Statement and Other Items
Revenues	$1,968	$1,839	7%
Loss before income taxes	(129)	(165)	22%
Net loss	(87)	(107)	19%
Loss per share - Diluted	(1.08)	(1.25)	14%

Adjusted Earnings Metrics (non-GAAP) (A)
Adjusted EBITDA	2	(27)	n/m
Adjusted pretax loss	(92)	(125)	26%
Adjusted net loss	(60)	(81)	26%
Adjusted loss per share - Diluted	(0.74)	(0.94)	21%

	As of
	March 31, 2018	December 31, 2017
Balance Sheet Items
Cash and cash equivalents	$544	$611
Vehicles, net	12,354	10,626
Debt under vehicle programs	10,382	9,221
Corporate debt	3,607	3,599
Stockholders’ equity	455	573

Segment Results
	Three Months Ended March 31,
	2018	2017	% Change
Revenues
Americas	$1,348	$1,314	3%
International	620	525	18%
Corporate and Other	—	—	n/m
Total Company	$1,968	$1,839	7%

Adjusted EBITDA (A)
Americas	$15	$(20)	n/m
International	3	7	(57%)
Corporate and Other	(16)	(14)	n/m
Total Company	$2	$(27)	n/m

_______
n/m	Not meaningful.
(A)	See Table 5 for reconciliations of non-GAAP measures and Appendix I for definitions.

Table 2

Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended March 31,
	2018	2017
Revenues	$1,968	$1,839

Expenses
Operating	1,092	1,049
Vehicle depreciation and lease charges, net	515	504
Selling, general and administrative	296	262
Vehicle interest, net	72	64
Non-vehicle related depreciation and amortization	61	63
Interest expense related to corporate debt, net:
Interest expense	46	49
Early extinguishment of debt	5	3
Restructuring and other related charges	6	7
Transaction-related costs, net	4	3
Total expenses	2,097	2,004

Loss before income taxes	(129)	(165)
Benefit from income taxes	(42)	(58)
Net loss	$(87)	$(107)

Loss per share
Basic	$(1.08)	$(1.25)
Diluted	$(1.08)	$(1.25)

Weighted average shares outstanding
Basic	81.0	85.7
Diluted	81.0	85.7

Table 3
Avis Budget Group, Inc.
SEGMENT DRIVER ANALYSIS

	Three Months Ended March 31,
	2018	2017	% Change

Americas

Rental Days (000’s)	24,942	24,271	3%
Revenue per Day excluding exchange rate effects (A)	$53.96	$54.13	0%
Average Rental Fleet	398,630	394,712	1%
Vehicle Utilization	69.5%	68.3%	120 bps
Per-Unit Fleet Costs per Month excluding exchange rate effects (A)	$322	$335	(4%)

International

Rental Days (000’s)	11,514	10,578	9%
Revenue per Day excluding exchange rate effects (A)	$48.59	$49.65	(2%)
Average Rental Fleet	184,806	170,535	8%
Vehicle Utilization	69.2%	68.9%	30 bps
Per-Unit Fleet Costs per Month excluding exchange rate effects (A)	$208	$209	0%

Total

Rental Days (000’s)	36,456	34,849	5%
Revenue per Day excluding exchange rate effects (A)	$52.27	$52.77	(1%)
Average Rental Fleet	583,436	565,247	3%
Vehicle Utilization	69.4%	68.5%	90 bps
Per-Unit Fleet Costs per Month excluding exchange rate effects (A)	$286	$297	(4%)
_______
Rental days, revenue per day and vehicle utilization are calculated based on the actual rental of the vehicle during a 24-hour period. Our calculation of rental days and revenue per day may not be comparable to the calculation of similarly-titled statistics by other companies. Refer to Table 6 for segment driver calculations and Appendix I for driver definitions.

(A)	The following metrics include changes in currency exchange rates:
	Three Months Ended March 31,
	2018	2017	% Change

Americas

Revenue per Day	$54.04	$54.13	0%
Per-Unit Fleet Costs per Month	$323	$335	(4%)

International

Revenue per Day	$53.86	$49.65	8%
Per-Unit Fleet Costs per Month	$233	$209	11%

Total

Revenue per Day	$53.98	$52.77	2%
Per-Unit Fleet Costs per Month	$294	$297	(1%)

Table 4

Avis Budget Group, Inc.
CONSOLIDATED CONDENSED SCHEDULES OF CASH FLOWS AND ADJUSTED FREE CASH FLOWS
(In millions)

CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOWS

Three Months Ended March 31, 2018
Operating Activities
Net cash provided by operating activities	$503

Investing Activities
Net cash used in investing activities exclusive of vehicle programs	(82)
Net cash used in investing activities of vehicle programs	(1,654)
Net cash used in investing activities	(1,736)

Financing Activities
Net cash provided by (used in) financing activities exclusive of vehicle programs	(30)
Net cash provided by (used in) financing activities of vehicle programs	1,054
Net cash provided by (used in) financing activities	1,024

Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	9
Net change in cash and cash equivalents, program and restricted cash	(200)
Cash and cash equivalents, program and restricted cash, beginning of period	901
Cash and cash equivalents, program and restricted cash, end of period	$701
CONSOLIDATED SCHEDULE OF ADJUSTED FREE CASH FLOWS (A)

Three Months Ended March 31, 2018
Loss before income taxes	$(129)
Add-back of non-vehicle related depreciation and amortization	61
Add-back of debt extinguishment costs	5
Add-back of transaction-related costs	4
Add-back of non-operational charges related to shareholder activist activity matters	9
Working capital and other	55
Capital expenditures	(57)
Tax payments, net of refunds	(2)
Vehicle programs and related (B)	41
Adjusted Free Cash Flow	(13)

Acquisition and related payments, net of acquired cash (C)	(25)
Borrowings, net of debt repayments	(9)
Transaction-related payments	(3)
Non-operational payments related to shareholder activist activity	(1)
Repurchases of common stock	(14)
Change in program cash	(142)
Change in restricted cash	4
Foreign exchange effects, financing costs and other	3
Net change in cash and cash equivalents, program and restricted cash (per above)	$(200)

_______
(A)	See Appendix I for a description of Adjusted Free Cash Flow.
(B)	Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund incremental (reduced) vehicle and vehicle-related assets.
(C)
Includes equity method investment of $19 million in our licensee in Greece, and excludes $4 million of vehicles purchased as part of a domestic licensee, which was financed through incremental vehicle-backed borrowings.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Three Months Ended March 31, 2018
Net cash provided by operating activities (per above)	$503
Investing activities of vehicle programs	(1,654)
Financing activities of vehicle programs	1,054
Capital expenditures	(57)
Proceeds received on asset sales	4
Change in program cash	142
Change in restricted cash	(4)
Acquisition-related payments	(4)
Transaction-related payments	3
Adjusted Free Cash Flow (per above)	$(13)

Table 5
Avis Budget Group, Inc.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES
(In millions, except per share data)

The accompanying press release includes certain non-GAAP (generally accepted accounting principles) financial measures as defined under SEC rules. To the extent not provided in the press release or accompanying tables, we have provided the reasons we present these non-GAAP financial measures and a description of what they represent in Appendix I. A reconciliation to the most comparable financial measure is calculated and presented below in accordance with GAAP for each non-GAAP financial measure.

Reconciliations of net loss, loss before income taxes and diluted loss per share to Adjusted EBITDA and our Adjusted earnings metrics are as follows:

		Three Months Ended March 31,
Reconciliation of net loss to Adjusted EBITDA:		2018	2017

	Net loss	$(87)	$(107)
	Benefit from income taxes	(42)	(58)
	Loss before income taxes	(129)	(165)

	Add certain items:
	Acquisition-related amortization expense	13	14
	Non-operational charges related to shareholder activist activity (A)	9	—
	Restructuring and other related charges	6	7
	Early extinguishment of debt	5	3
	Transaction-related costs, net	4	3
	Charges for legal matter, net (B)	—	13
	Adjusted pretax loss	(92)	(125)

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	48	49
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	46	49
	Adjusted EBITDA	$2	$(27)

Reconciliation of net loss to adjusted net loss:

	Net loss	$(87)	$(107)
	Add certain items, net of tax:
	Acquisition-related amortization expense	9	9
	Non-operational charges related to shareholder activist activity	7	—
	Restructuring and other related charges	4	5
	Early extinguishment of debt	4	2
	Transaction-related costs, net	3	2
	Charges for legal matter, net	—	8
	Adjusted net loss	$(60)	$(81)

	Loss per share - Diluted	$(1.08)	$(1.25)

	Adjusted diluted loss per share	$(0.74)	$(0.94)

	Shares used to calculate Adjusted diluted loss per share	81.0	85.7

_______
(A)	Reported within selling, general and administrative expenses in our Consolidated Statements of Operations.
(B)	Reported within operating expenses in our Consolidated Statements of Operations.

Table 6
Avis Budget Group, Inc.
SEGMENT DRIVER CALCULATIONS
($ in millions, except as noted)

	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017
	Americas	International	Total Company	Americas	International	Total Company
Revenue per Day (RPD)
Revenue	$1,348	$620	$1,968	$1,314	$525	$1,839
Currency exchange rate effects	(2)	(61)	(63)	—	—	—
Revenue excluding exchange rate effects	$1,346	$559	$1,905	$1,314	$525	$1,839
Rental days (000's)	24,942	11,514	36,456	24,271	10,578	34,849
RPD excluding exchange rate effects (in $'s)	$53.96	$48.59	$52.27	$54.13	$49.65	$52.77

Vehicle Utilization
Rental days (000's)	24,942	11,514	36,456	24,271	10,578	34,849
Average rental fleet	398,630	184,806	583,436	394,712	170,535	565,247
Number of days in period	90	90	90	90	90	90
Available rental days (000's)	35,877	16,632	52,509	35,524	15,348	50,872
Vehicle utilization (A)	69.5%	69.2%	69.4%	68.3%	68.9%	68.5%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$386	$129	$515	$396	$108	$504
Currency exchange rate effects	(1)	(13)	(14)	—	—	—
	$385	$116	$501	$396	$108	$504
Average rental fleet	398,630	184,806	583,436	394,712	170,535	565,247
Per-unit fleet costs (in $'s)	$966	$625	$858	$1,005	$628	$891
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$322	$208	$286	$335	$209	$297

_______
Currency exchange rate effects are calculated by translating the current-year results at the prior-period average exchange rate.
(A)	Calculated as rental days divided by available rental days.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND DRIVERS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which represents income (loss) from continuing operations before non-vehicle related depreciation and amortization, any impairment charges, restructuring and other related charges, early extinguishment of debt costs, non-vehicle related interest, transaction-related costs, net charges for unprecedented personal-injury legal matters, non-operational charges related to shareholder activist activity and income taxes. Net charges for unprecedented personal-injury legal matters are recorded within operating expenses in our consolidated statement of operations. We have revised our definition of Adjusted EBITDA to exclude non-operational charges related to shareholder activist activity. Non-operational charges related to shareholder activist activity include third party advisory, legal and other professional service fees and are recorded within selling, general and administrative expenses in our consolidated statement of operations. We did not revise prior years’ Adjusted EBITDA amounts because there were no costs similar in nature to these costs. Adjusted EBITDA includes stock-based compensation expense and deferred financing fee amortization totaling $12 million and $7 million in first quarter 2018 and 2017, respectively.

We and our management believe that Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period. Adjusted EBITDA is the measure that is used by our management, including our chief operating decision maker, to perform such evaluation. Adjusted EBITDA is also a component in the determination of management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted EBITDA from net loss recognized under GAAP is provided on Table 5.

Adjusted Earnings Metrics
The accompanying press release and tables present Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share, which exclude certain items. We and our management believe that these measures referred to above are useful to investors as supplemental measures in evaluating the aggregate performance of the Company. We exclude restructuring and other related charges, transaction-related costs, costs related to early extinguishment of debt and other certain items as such items are not representative of the results of operations of our business less a provision for income taxes derived utilizing applicable statutory tax rates for each item. A reconciliation of our Adjusted Earnings Metrics from the appropriate measures recognized under GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents Net Cash Provided by Operating Activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs, transaction-related costs and non-operational charges related to shareholder activist activity. We have revised our definition of Adjusted Free Cash Flow to exclude non-operational charges related to shareholder activist activity. We did not revise prior years’ Adjusted Free Cash Flow amounts because there were no costs similar in nature to these costs. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repurchase stock, repay debt obligations, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow to the appropriate measure recognized under GAAP is provided on Table 4.

Available Rental Days
Defined as Average Rental Fleet times the numbers of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rate.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicles sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.